Exhibit 10.32.5

August 10, 2010

Paul Mignon

President, Selling Solutions

Ventiv Commercial Services, LLC

Vantage Court North

200 Cottontail Lane

Somerset, NJ 08873

RE: Extension of the Sales Representative Services Agreement by and between Endo Pharmaceuticals Inc. (“Endo”) and Ventiv Commercial Services, LLC (“Ventiv”) dated April 1, 2008, as amended (the “Services Agreement”)

Dear Paul:

As you are aware, Endo and Ventiv are parties to the Services Agreement that expires on August 10, 2010, and Endo and Ventiv are currently negotiating a new agreement (the “New Agreement”).

In order to provide for the continuation of the Services Agreement, Endo and Ventiv hereby agree that the Services Agreement is hereby amended such that the Term (as defined therein) shall not expire and the Services Agreement shall remain in full force and effect until the first to occur of the following: (i) Endo and Ventiv enter into the New Agreement; or (ii) September 30, 2010. Except as provided herein, the terms and conditions set forth in the Services Agreement shall remain unaffected by the execution of this letter agreement.

If you are in agreement with the terms set forth above, please have this letter agreement signed in the space provided below on behalf of Ventiv and return an executed copy to us, no later than August 10, 2010.

ENDO PHARMACEUTICALS INC.

		By:	/s/ Julie H. McHugh
		Name:	Julie H. McHugh
		Title:	Chief Operating Officer

Agreed and Accepted as of the date first written above.

VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ Paul Mignon
Name:	Paul Mignon
Title:	President, Selling Solutions

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

P 610.558.9800

www.endo.com